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                                                                EXHIBIT - 10.7.2

                                  MOSSIMO, INC.

             SECOND AMENDMENT TO OFFICE LEASE DATED JANUARY 1, 2004


         THIS SECOND AMENDMENT TO LEASE (this "AMENDMENT") is entered into between CF SANTA MONICA OFFICE II, L.P., a Delaware limited partnership ("LANDLORD"), and MOSSIMO, INC., a Delaware corporation ("TENANT"), with reference to the following:

         A. Lexington-Broadway Place, L.L.C. (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease dated June 29, 2000 and that certain First Amendment to Office Lease dated as of June 26, 2002 (as amended, the "LEASE") currently covering approximately 5,994 rentable square feet consisting of 2016 Broadway Boulevard and 2018 Broadway Boulevard (the "CURRENT PREMISES") of Broadway Place, Santa Monica, California (the "PROJECT").

         B. Tenant desires, inter alia, to expand the Premises to include 2032A Broadway Boulevard, and to extend the Lease Term.

         C. Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. FIRST EXTENSION PERIOD. Although the Lease Term (until this Amendment) expires on July 31, 2005, the parties have agreed that, as part of the business terms of the transaction memorialized in this Amendment, the current Lease Term (i.e., as to the Current Premises) will expire on March 31, 2004. Thereafter, Lease Term as to the entire Premises (i.e., the Current Premises and the Second Expansion Space, as defined below) is extended for a period of four (4) years (the "FIRST EXTENSION PERIOD") commencing on April 1, 2004 and expiring on March 31, 2008.

2. SECOND EXPANSION SPACE. Landlord leases to Tenant and Tenant leases from Landlord 2032A Broadway Boulevard, consisting of approximately 3,406 additional rentable square feet (the "SECOND EXPANSION SPACE") in the Project as shown on the attached EXHIBIT A, which is incorporated into this Amendment for all purposes. The outline of the Premises attached to the Lease as EXHIBIT A-X is deleted and replaced with EXHIBIT A attached to this Amendment, and the term "PREMISES" as used in the Lease means and includes approximately 9,400 rentable square feet, being the sum of the rentable square footage of the Current Premises (5,994 rentable square feet) and the Second Expansion Space. The lease of the Second Expansion Space is subject to all of the terms and conditions of the Lease currently in effect, except as modified in this Amendment. Landlord shall tender the Second Expansion Space to Tenant on April 1, 2004, at which time Tenant's obligation to pay Rent pursuant to the Lease (as amended) for the Second Expansion Space shall commence. Possession of space to commence on Jan. 5, 04.

3. MINIMUM RENT. Commencing on April 1, 2004 and continuing through the First Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Minimum Rent for the entire Premises the amounts set forth in the following rent schedule, plus any applicable tax thereon:

                                                    MINIMUM
                                                    -------
             PERIOD                                   RENT          RATE
             ------                                   ----          ----
             April 1, 2004 thru March 31, 2005     $24,910.00       $2.65
             April 1, 2005 thru March 31, 2006     $25,662.00       $2.73
             April 1, 2006 thru March 31, 2007     $26,414.00       $2.81
             April 1, 2007 thru March 31, 2008     $27,166.00       $2.89
             April 1, 2008 thee July 31, 2009      $28,012.00       $2.98

4. ADDITIONAL RENT. Commencing on April 1, 2004, Tenant's Share of Direct Expenses payable in accordance with Section 4 of the Lease shall increase to 12.47% to take the Second Expansion Space into consideration.

5. CONDITION OF PREMISES.

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         (a) Tenant accepts the Current Premises and the Second Expansion Space in their "as-is" condition "with all faults" without any agreements, representations, undertakings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

         (b) Tenant shall, at Tenant's expense, cause to be constructed and installed in the Second Expansion Space in a good and workmanlike manner and in strict compliance with applicable laws, codes, regulations and ordinances the permanent leasehold improvements desired by Tenant and approved by Landlord (the "IMPROVEMENTS"). Tenant acknowledges that Landlord is not an architect or engineer. Accordingly, Landlord's approval of the proposed Improvements is not a representation by Landlord that the Improvements will comply with applicable laws, codes, regulations and ordinances or be free from errors, omissions, or defects, and Landlord will have no liability therefor, it being expressly understood and agreed by Tenant that such matters are Tenant's responsibility.

         (c) Landlord shall reimburse Tenant for costs and expenses of the Improvements up to a maximum of $150,000.00 (the "IMPROVEMENT ALLOWANCE") upon delivery by Tenant to Landlord of (i) Tenant's written request for the Improvement Allowance made no earlier than April 1, 2004 nor later than June 30, 2004, and (ii) evidence satisfactory to Landlord, which evidence must include (but is not limited to) original invoices marked "paid" by the issuer and final lien releases from all contractors, subcontractors and materials suppliers involved in the Improvements, that Tenant paid no less than $150,000.00 for the Improvements. In the event Tenant fails to comply with the immediately preceding sentence, Tenant shall, for itself and its successors and assigns, forfeit and renounce any right to the Improvement Allowance, and Landlord shall have no further obligation to provide the Improvement Allowance to Tenant. If Tenant does so comply, Landlord shall reimburse Tenant as set forth above within thirty
(30) days following Landlord's receipt of the items enumerated in (i) and (ii).

         (d) LIABILITIES ARISING FROM CONSTRUCTION; INDEMNITY. LANDLORD SHALL NOT BE LIABLE IN ANY WAY FOR ANY INJURY, LOSS OR DAMAGE WHICH MAY OCCUR TO ANY OF TENANT'S INSTALLATIONS DURING CONSTRUCTION OF THE IMPROVEMENTS, THE SAME BEING SOLELY AT TENANT'S RISK, EVEN IF CAUSED BY THE SOLE OR CONCURRENT NEGLIGENCE OF LANDLORD. TENANT HEREBY INDEMNIFIES AND FOREVER HOLDS HARMLESS LANDLORD AND LANDLORD'S PROPERTY MANAGER FOR THE PROJECT, TOGETHER WITH THEIR RESPECTIVE OFFICERS, SHAREHOLDERS, SUCCESSORS AND ASSIGNS, AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, INJURIES, PENALTIES, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPERT AND CONSULTING FEES), DEMANDS, LITIGATION, SETTLEMENT PAYMENTS, CAUSES OF ACTION OR JUDGMENTS, LOSSES, LIABILITIES, AND EXPENSES ARISING OUT OF THE PERFORMANCE OF ANY WORK BY TENANT'S CONTRACTORS AND TENANT'S SUBCONTRACTORS, EVEN IF CAUSED BY THE CONCURRENT NEGLIGENCE, BUT NOT THE GROSS NEGLIGENCE OR RECKLESSNESS, OF LANDLORD. While in or upon the Premises and the Project for the purposes of performing the Improvements, Tenant and Tenant's contractors and subcontractors shall comply with all terms and provisions of the Lease and Landlord's Rules and Regulations, which shall govern the relationship of the parties.

         (e) Landlord and Tenant each agrees that this PARAGRAPH 5 constitutes the entire agreement of the parties regarding the Improvements and the Improvement Allowance, and that there were no verbal representations, warranties or understandings pertaining to the Improvements, the Improvement Allowance, or this Amendment. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LEASED PREMISES AND/OR THE IMPROVEMENTS LOCATED OR TO BE CONSTRUCTED THEREIN.

6. ADA COMPLIANCE.

         (a) Please be advised that an owner or lessee of real property may be subject to the Americans With Disabilities Act (the "ADA"), a Federal law codified at 42 USC Section 12101 et seq. Among other requirements of the ADA that could apply to the Premises, Title III of the ADA requires lessors and lessees of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by January 26, 1992. The regulations under Title III of the ADA are codified at 28 CFR Part 36. Lessor is not and shall not be responsible for determining whether Lessee is a public accommodation under ADA or whether any construction documents or plans prepared by or for Lessee comply with ADA requirements, including submission of such documents or plans for review by appropriate state agencies. Such determinations, if desired by Lessee, shall be the sole responsibility of Lessee.

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         (b) Tenant shall, at its expense, be responsible for ADA compliance in the Premises, including restrooms within space now or hereafter leased or occupied in its entirety by Tenant, its affiliates or Transferees, as well as any modifications to the Premises or the Project required by the ADA by reason of Tenant's lease of the Premises, or the use or occupancy of the Premises by Tenant and/or its Transferees and their respective employees, agents, contractors, invitees, licensees, successors and assigns.

7. PARKING. Commencing on January 5, 2004, the provisions of the Lease pertaining to parking no longer apply. However, commencing on April 1, 2004, Landlord shall provide parking permits in connection with the Premises on the following terms and conditions:

         (a) Within thirty (30) days following April 1, 2004, Tenant may elect to take, by giving Landlord written notice within such thirty (30) day period, and Landlord shall then provide, up to eighteen (18) reserved and/or tandem/reserved parking spaces in the Project at the monthly rate(s) applicable from time to time for monthly parking as set by Landlord and/or its licensee, plus any applicable taxes thereon. Monthly parking fees shall be payable one month in advance prior to the first day of each calendar month. As of the Effective Date (as defined below), the monthly parking rate per reserved and/or tandem/reserved parking space is $0.00, subject to change upon five (5) days' prior written notice to Tenant. Tenant's failure to elect to take any parking spaces within the time allotted and as otherwise required by the immediately preceding sentence shall be deemed Tenant's election to take no parking spaces.

         (b) Tenant's right to use any parking spaces duly and timely taken by Tenant in accordance with PARAGRAPH 7(a) ("TENANT'S PARKING SPACES") shall be contingent on Tenant's compliance with all applicable rules, regulations (as may be modified by Landlord from time to time), applicable laws, and this PARAGRAPH 7, and shall continue unless and until a material default of the Lease by Tenant. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Tenant's repeated noncompliance shall empower landlord to discontinue Tenant's access to one or more of Tenant's Parking Spaces, and Tenant shall thereafter be excused for paying from such parking space(s).

         (c) Tenant may permanently return all or any of Tenant's Parking Spaces by giving Landlord thirty (30) days' written notice of the effective date of the return. Upon such effective date, Landlord's obligation to provide, and Tenant's obligation to pay for, such returned parking spaces shall terminate. Prior to such effective date, Tenant shall return any key-card, sticker, or other identification or entrance enabling device provided by Landlord. Landlord shall have no obligation to provide Tenant, and Tenant shall have no right to, any parking spaces that are returned or that Tenant does not timely elect to take.

         (d) Landlord shall provide Tenant's Parking Spaces, which shall allow "in-and-out" privileges to the designated parking facilities area or areas using parking access cards or permits, as applicable. No deductions from the monthly charge shall be made for days on which the parking facilities are not used by Tenant. Landlord shall have the continuing right to change the designation of such parking facilities or areas. Tenant, its employees, contractors and invitees, shall at all times comply with the applicable parking rules issued from time to time. Neither Tenant nor its employees shall use any parking spaces designated for visitors or other occupants of the Project. Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord a complete list of license plate numbers for all vehicles to be parked in the Project by an employee, licensee, invitee or contractor of Tenant. If there is a change in employees, Tenant shall provide Landlord with the revised information within five (5) days. Tenant's sole remedy for any period during which Tenant's use of any of Tenant's Parking Spaces is precluded for any reason shall be abatement of parking charges for such precluded spaces. Landlord shall not be obligated to control any unauthorized parking in any of Tenant's Parking Spaces. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, or injury (fatal or non-fatal) to persons, in or about such parking garage, INCLUDING, WITHOUT LIMITATION, THAT CAUSED BY LANDLORD'S SOLE OR CONCURRENT NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (e) Notwithstanding anything to the contrary contained in this PARAGRAPH 7, upon thirty (30) days' prior written notice from Tenant and subject to availability, Landlord shall provide Tenant, and Tenant shall have the right to take, any parking permits that Tenant did not take in accordance with Paragraph 7(a) or that Tenant previously returned pursuant to Paragraph 7(e),

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subject to the limitation that the total number of Tenant's Parking Spaces, including the parking permits Tenant desires to take pursuant to this PARAGRAPH 7(e), does not exceed eighteen (18).

8. JANITORIAL SERVICES. Tenant acknowledges and agrees that Landlord does not provide janitorial services to the Premises. Tenant shall contract for janitorial services necessary to comply with the requirements of the Lease with a reputable third party provider ("TENANT'S PROVIDER") for Tenant's own account, subject to Landlord's approval of Tenant's Provider, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not permit entry to the Project to a third party provider unless and until Tenant has received Landlord's consent in accordance with the immediately preceding sentence, and shall require Tenant's Provider (once so approved) to comply with the Rules and Regulations, applicable laws, codes and ordinances, and Landlord's reasonable policies and practices for the Project.

9. PERMITTED USE. The Permitted Use of the Premises is production and design studios. Tenant acknowledges that the Permitted Use must comply with Part
9.04.08.35 of the Code of Ordinances of Santa Monica, CA as it may be amended or modified or renumbered. Tenant hereby, represents and warrants that it has read and understands Part 9.04.08.35 of the Code of Ordinances and Covenants that Tenant will at all times during the Lease Term (as it may be hereafter modified, extended or renewed) comply with it.

10. ASSIGNMENT AND SUBLETTING. ARTICLE 14 of the Lease is amended as follows:

         (a) The second sentence of SECTION 14.3 is modified to read as follows:

                  "TRANSFER PREMIUM" shall mean fifty percent (50%) of all rent, additional rent or other consideration payable by such Transferee in excess of the Rent (as defined in Section 4.1) payable by Tenant under this Lease on a per rentable square foot basis (after deducting therefrom reasonable leasing commissions, marketing expenses and legal fees, and reasonable costs of tenant improvements paid to unaffiliated third parties in connection with the Transfer, with proof of same provided to Landlord).

         (b) A new SECTION 14.7 is added as follows:

         14.7 TENANT AFFILIATE. Notwithstanding the provisions of SECTIONS 14.1 and 14.6, Tenant may sublet a portion of the Premises without Landlord's consent to any corporation which controls, is controlled by or is under common control with Tenant (any such corporation, a "TENANT AFFILIATE") provided that before such sublease shall be effective, a fully executed counterpart of such sublease shall be delivered to Landlord prior to the commencement of the term of such Transfer. Any such sublease shall not, in any way, affect or limit the liability of Tenant under the terms of the Lease even if after such subletting the terms of this Lease are materially changed or altered.

         11. CONSENT. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord's mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

         12. BROKER. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment other than Lee & Associates - Los Angeles West, Inc., which is acting as agent for both Landlord and Tenant. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

         13. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant's execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on January 1, 2004, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this Amendment shall constitute Landlord's agreement to waive Tenant's failure to meet such deadline.

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         14. MISCELLANEOUS. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

              LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS AMENDMENT AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS AMENDMENT, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS AMENDMENT IS EXECUTED, THE TERMS OF THIS AMENDMENT AND OF THE LEASE (AS MODIFIED BY THIS AMENDMENT) ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

         LANDLORD AND TENANT enter into this Amendment as of JANUARY 1, 2004 (the "EFFECTIVE DATE").


LANDLORD:                      CF SANTA MONICA OFFICE II, L.P., a Delaware
                               limited partnership

                                    By:  CFO SM II, LLC, a Delaware limited
                                         liability company, its General Partner


                                    By:  /s/ Kathleen Damilobick
                                         --------------------------------------
                                         Name:  Kathleen Damilobick
                                                -------------------------------
                                         Title: Vice President
                                                -------------------------------


TENANT:                         MOSSIMO, INC., a Delaware corporation


                                By:   /s/ Edwin Lewis
                                      -----------------------------------------
                                      Name:  Edwin Lewis
                                             ----------------------------------
                                      Title: V-Chair - President
                                             ----------------------------------



1 MONTH SECURITY DEPOSIT

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